(STAMP)
FILE # C3900-02
       --------
  FEB 14 2002
IN THE OFFICE OF
 /s/ Dean Heller            ARTICLES OF INCORPORATION
  DEAN HELLER                          of
SECRETARY OF STATE       International Mercantile Corp.
                              A Nevada Corporation


     I, the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under and pursuant to Chapter 78 of the Nevada Revised Statutes the general corporation laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:


                                    ARTICLE I
                                      NAME

     The name of the corporation is International Mercantile Corp.
                                    ------------------------------


                                   ARTICLE II
                                PRINCIPAL OFFICE

     Section 2.01 Resident Agent. The name and address of its resident agent for
                  ---------------
service process is Resident Agents of Nevada, Inc. 711 S. Carson Suite 4, Carson City, Nevada 89701.
     Section 2.02 Other Offices.  The corporation may also maintain  offices for
                  --------------
the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and shareholders held outside the State of Nevada with the same effect as if in the State of Nevada.


                                   ARTICLE III
                                     PURPOSE

     The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

                                   ARTICLE IV
                                 SHARES OF STOCK

Section 4.01 Number and Class. The amount of the total authorized  capital stock
             -----------------
of this corporation is Thirty-Three Million (33,000,000) shares consisting of Thirty-One Million (31,000,000) shares of Class A, Common stock with a par value of $0.001 and Two Million (2,000,000) shares of Class B, Common stock with a par value of $0.001.
     The Board of Directors may issue such shares of common stock in one of more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.
     Section  4.02  No Preemptive Rights.  Holders of the  Common  Stock of  the
                    ---------------------
corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than the extent if any, the Board of Directors in its discretion, may determine from time to time.
     Section 4.03  Assessment of Shares.  The Common Stock of  the  corporation,
                   ---------------------
after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.


                                    ARTICLE V
                                    DIRECTORS

     Section 5.01 Governing  Board.  The members of the board of the corporation
                  -----------------
shall be styled directors.

     Section 5.02  Initial  Board of  Directors.  The Board of  Directors  shall
                   -----------------------------
consist of at least one (1) but no more than five (5) members. The name(s) and address(s) of the initial members of the Board of Directors are as follows:


            NAME                       ADDRESS
            ----                       -------
Dwight Alan Teegardin of 711 S. Carson Suite 4 Carson City, Nevada 89701

     These individuals shall serve as Directors until the first annual meeting of the shareholders or until the successors shall have been elected and qualified.
     Section 5.03 Change in the Number of Directors. The number of directors may
                  ----------------------------------
be increased or decreased by duly adopted amendment to the Bylaws of the corporation.


                                   ARTICLE VI
                                  INCORPORATORS

     The name and address of the sole incorporator is Sandra L. Miller 711 S. Carson, Carson City, Nevada 89701


                                   ARTICLE VII
                               PERIOD OF DURATION

     This corporation is to have A PERPETUAL existence.
                                 -----------


                                  ARTICLE VIII
                       DIRECTORS, AND OFFICERS' LIABILITY

     A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but the article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts and omissions prior to such repeal or modification.


                                   ARTICLE IX
                                    INDEMNITY

     Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connections therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.
     Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of

Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as is representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.
     The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.


                                    ARTICLE X
                                   AMENDMENTS

     Subject at all times to the express provisions of Section 4.03 which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the shareholders are granted subject to this reservation.


                                   ARTICLE XI
                               POWERS OF DIRECTORS

     In futherance, and not in limitation of the powers conferred by statue, the Board of Directors is expressly authorized:
          (1) Subject to the Bylaws, if any, adopted by the shareholders, to make, alter or repeal the Bylaws of the corporation;
          (2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

          (3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporation and business entities;
          (4) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and
          (5) By resolution adopted by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the By-laws of the Directors in the management of the business and affairs of the corporation, any may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.
     All corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.
     IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of February, 2002 hereby declaring and certifying that the facts stated herein above are true.





                                    /s/ Sandra L. Miller
                               -------------------------------
                               Sandra L. Miller
                               Sole Incorporator

                                 ACKNOWLEDGMENT
                                 --------------

STATE OF NEVADA     )
                    :   ss
CITY OF CARSON      )
     On this 14th day of February, 2002 Sandra L. Miller personally appeared be for me, a Notary Public, and acknowledged to me that she executed the foregoing instrument for the purposes therein set forth.



              (STAMP)
 ---------------------------------
|         DIANE E. KALINOWSKI     |
|(SEAL)  NOTARY PUBLIC - NEVADA   |             /s/ Diane E. Kalinowski
|     Appt Recorded in DOUGLAS CO.|             --------------------------------
|     My Appt. Exp. Oct 24, 2003  |             NOTARY PUBLIC
| No. 99-58966-5                  |
 ---------------------------------



           CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
           ----------------------------------------------------------



IN THE MATTER OF: International Mercantile Corp.
     Resident Agents of Nevada, Inc., Resident Agent # 83364, with address at 711 S. Carson, Ste 4, Carson City, Nevada 89701, hereby accepts the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.
     Furthermore, that the mailing address for the above registered office is as set forth above.
     IN WITNESS WHEREOF, I hereunto set my hand this 14th day of February 2002.


                                By       /s/ Sandra L. Miller
                                  -----------------------------------------
                                Sandra L. Miller
                                Resident Agents of Nevada, Inc.
                                Resident Agent #83364
                                Resident Agents

              RESIGNATION OF INITIAL DIRECTOR, OFFICER OR AGENT OF:
              -----------------------------------------------------

I, Alan Teegardin, do hereby resign as initial director, officer and/or agent for International Mercantile Corp.

The purpose of acting as director, officer or agent was for the purposes of incorporation only.

This resignation is effective as of the date set forth below.


     /s/ Alan Teegardin                                August 14, 2001
-----------------------------------------
Alan Teegardin


                           RESOLUTION OF INCORPORATOR
                           --------------------------

Whereas Dwight Alan Teegardin resigned as the initial director of the above referenced corporation on the date set forth above, Sandra L. Miller as the sole incorporator of said corporation hereby appoints ___________ as Director until such time as the shareholders have met and elected new director(s).


                                                  /s/ Sandra L. Miller
                                           -----------------------------------
                                           Sandra L. Miller, Sole Incorporator